Exhibit 99.1

Standard BioTools Enters Next Phase of Transformation with Strategic Sale of SomaLogic to Illumina

Up To $425 Million In Total Proceeds Inclusive of Near-term Milestone Payments; $350 Million In Upfront Cash

Retains Strategic Upside with Illumina Protein Prep Royalty Stream and Rights to Single SOMAmer Reagent Business

Simplifies Operating Structure and Enables Achievement of Adjusted EBITDA Break-Even

Cash & Cash Equivalents of At Least $550 Million Expected at Close to Fuel Inorganic Growth Strategy and Drive Long-Term Value Creation

SOUTH SAN FRANCISCO, Calif. – June 23, 2025 - Standard BioTools Inc. (NASDAQ: LAB) (the “Company” or “Standard BioTools”) today announced the strategic sale of SomaLogic to Illumina, Inc. (Nasdaq: ILMN) (“Illumina”), including SomaScan® Assay Services, Authorized Sites and KREX™ for an upfront payment of $350 million in cash at closing and up to $75 million in cash in near-term milestone payments, for aggregate cash consideration of up to $425 million, plus specified sales royalties on SOMAmer-based next-generation sequencing (NGS) library preparation kits (Illumina Protein Prep). Standard BioTools will retain certain Single SOMAmer reagent commercialization rights. The transaction significantly simplifies the operating structure of Standard BioTools and enables the achievement of adjusted EBITDA break-even.

“Since acquiring SomaLogic 18 months ago, we have fundamentally transformed the business – repositioning the SomaScan technology, improving operations, investing in high-impact head-to-head studies and ramping strategic biobank activity – successfully establishing it as a category leader in high-plex proteomics,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “With SomaScan now in a position to realize its longstanding potential, full alignment across technology, applications and commercial capabilities is essential. We see Illumina as the right strategic partner to integrate these capabilities under one roof and lead SomaScan into its next phase of growth. The value of this transaction reflects the fundamental improvements we have made to the business while allowing Standard BioTools to continue participating in its long-term success and retain the Single SOMAmer reagents opportunity.”

Egholm continued, “The core thesis behind Standard BioTools is grounded in the belief that disciplined operations and focused execution unlock meaningful value in the life sciences sector. This strategic sale demonstrates the strength of our model and our ability to identify high-potential yet underappreciated assets, apply lean principles through the Standard BioTools Business System (SBS) and generate returns aligned with the economic interests of our shareholders, resulting in a clean balance sheet with at least $550 million in cash at closing. At the same time, this transaction will allow us to significantly simplify our operational and organizational infrastructure, clearing a path to achieve adjusted EBITDA break even, a key priority of ours. Altogether, we have the financial firepower to continue building through strategic M&A while maintaining a clear focus on profitability. We remain committed to continuous improvement and to building an efficient, scalable business that meets the evolving needs of the life sciences industry and delivers long-term value to all our stakeholders.”

Disciplined M&A Strategy to Fuel Long-Term Value Creation

Standard BioTools is pursuing a focused and disciplined M&A strategy aimed at acquiring underappreciated, high-potential assets with validated science and a clear path to commercialization. The strategy targets technologies with strong margin potential, recurring revenue models and exposure to attractive end markets such as pharma, bioprocessing, and clinical research.

The company evaluates acquisitions through a strict framework and integrates using SBS to drive execution, streamline operations and accelerate value creation. In a capital-constrained but innovation-rich environment, Standard BioTools is well positioned, with a management team of seasoned operators and a strong balance sheet, to lead consolidation across the life science tools sector.

Illumina Transaction Details

Under the terms of the transaction, Standard BioTools will receive an upfront payment of $350 million in cash, payable at the closing of the transaction, subject to customary adjustments, and up to $75 million in earnout payments, payable upon the achievement of specified targets for net revenue generated from SOMAmer-based assay services and sales of certain SOMAmer-based NGS library preparation kits and array kits in fiscal years 2025 and 2026. Standard BioTools will also receive a 2% royalty on net revenues generated from sales of SOMAmer-based NGS library preparation kits for 10 years following the closing of the transaction and a co-exclusive license for the intellectual property relating to Single SOMAmer commercialization in singleplex affinity assays.

The transaction is expected to close in the first half of 2026, subject to receipt of required regulatory approvals, including receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and satisfaction of other customary closing conditions. The transaction has been unanimously approved by both the Standard BioTools Board of Directors and a Special Committee of the Standard BioTools Board of Directors.

Advisors

Centerview Partners LLC is serving as financial advisor to Standard BioTools, and Freshfields LLP and Richards, Layton & Finger, P.A. are serving as its legal counsel. UBS Investment Bank is serving as financial advisor to the Special Committee of the Standard BioTools Board of Directors. Goldman Sachs and Co. LLC is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Illumina.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial and business performance, including with respect to future revenue; operational and strategic plans; deployment of capital; market and growth opportunity and potential; and the potential to realize the expected benefits and synergies of prior and potential future acquisitions, including the potential for such transactions to drive long-term profitable growth. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning.

Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to: risks that the closing conditions for the proposed transaction will not be satisfied, including the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks of stockholder litigation relating to the proposed transaction, including resulting expense or delay; the possibility that the proposed transaction will not be completed on the expected timeframe or at all; potential adverse effects to our business during the pendency of the proposed transaction, such as employee departures or distraction of management from business operations; the potential that the expected benefits and opportunities of the proposed transaction, if completed, may not be realized or may take longer to realize than expected; risks that the anticipated benefits and synergies of prior and potential future acquisitions and the integration of any such businesses, including the potential for such transactions to drive long-term profitable growth, may not be fully realized or may take longer to realize than expected; risks that the Company may not realize expected cost savings from such transactions; possible integration, restructuring and transition-related disruption resulting from such transactions, including through the loss of customers, suppliers, and employees and adverse impacts on the Company’s development activities and results of operation; integration and restructuring activities, including customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause the Company to use cash more quickly than it expects or change or curtail some of the Company’s plans, or both; risks that the Company’s expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in the Company’s business or external market conditions; anticipated NIH funding pressures; the expected effect from U.S. export controls and the expected impact from tariffs; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, the Company’s products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; continued or sustained budgetary, inflationary, or recessionary pressures; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to the Company’s research and development activities and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition.

For information regarding other related risks, see the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the SEC on March 11, 2025 and in the Company’s other filings with the SEC.

These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq: LAB), has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary SomaScan, mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology and immunotherapy. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

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Investor Contact:
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Media Contact:

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